UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2020

CSW INDUSTRIALS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, CSW Industrials, Inc. (the “Company”) announced that James E. Perry will be appointed as the Company’s Executive Vice President and Chief Financial Officer, effective following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020. Mr. Perry will replace Gregg W. Branning, the Company’s current Executive Vice President and Chief Financial Officer, whose employment with the Company will end at the end of May 2020.
Mr. Perry, 49, has served in senior financial leadership roles at Trinity Industries, a publicly held, diversified industrial company, since 2004, including serving as Chief Financial Officer from May 2010 through February 2019. From 2001 to 2004, Mr. Perry served in senior financial leadership roles at RMH Teleservices, including serving as Chief Financial Officer. Mr. Perry began his career at JP Morgan Chase & Co. in the investment banking division, and he also served in a consulting group within Ernst & Young LLP.
In his role with the Company, Mr. Perry will receive and annual base salary of $360,000. He will be eligible for a cash incentive award under the Company’s Annual Incentive Program with a target award of 75% of his base salary, and he will participate in the Company’s Long Term Incentive Program with a target equity award of 175% of his base salary. In addition, Mr. Perry will be granted a one-time award of 2,500 shares of performance-vested restricted stock, the terms and performance metrics of which are consistent with the Company’s existing performance-vested restricted stock awards, including a three-year cliff vesting schedule. Mr. Perry will also participate in the Company’s retirement, health and welfare, and other benefits generally available to other Company employees.
Mr. Perry has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Perry that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
As stated above, Mr. Branning’s employment with the Company will end at the end of May 2020. In connection with Mr. Branning’s departure, the Company has entered into a written severance agreement with Mr. Branning, the terms of which are consistent with the Company’s publicly disclosed Executive Change in Control and Severance Benefit Plan.
A copy of the press release issued by the Company announcing Mr. Perry’s upcoming appointment and Mr. Branning’s upcoming departure is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

ExhibitNumber	Exhibit Description

99.1	Press release dated April 21, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 21, 2020

By:	/s/ Luke E. Alverson

Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary